UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 13, 2016 (May 10, 2016)
NEWELL BRANDS INC.
(FORMERLY KNOWN AS NEWELL RUBBERMAID INC.)
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9608 (Commission File Number)	36-3514169 (IRS Employer Identification Number)
6655 Peachtree Dunwoody Road
Atlanta, Georgia 30328
(Address of principal executive offices including zip code)
(770) 418-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Chief Financial Officer Departure and Appointment

On May 11, 2016, Newell Brands Inc. (the “Company”) appointed Ralph Nicoletti as Executive Vice President and Chief Financial Officer of the Company, effective June 8, 2016. A copy of the news release dated May 13, 2016, announcing Mr. Nicoletti’s appointment is attached hereto as Exhibit 99.1 and incorporated by herein by reference.

Mr. Nicoletti, 58, has served as the Executive Vice President of Tiffany & Co. (“Tiffany”) from March 2014 to the present. Prior to joining Tiffany, Mr. Nicoletti held the role of Executive Vice President and Chief Financial Officer for Cigna Corporation (a global health services and insurance company) from 2011 to 2013, and for Alberto Culver, Inc. (a manufacturer and distributor of beauty products), from 2007 to 2011. Previously, Mr. Nicoletti held a number of financial management positions at Kraft Foods, Inc. during his tenure there from 1979 to 2007.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Nicoletti and any of the Company’s executive officers or directors or person nominated or chosen to become a director or executive officer. There is no arrangement or understanding between Mr. Nicoletti and any other person pursuant to which Mr. Nicoletti was appointed as Executive Vice President and Chief Financial Officer of the Company. There are no transactions in which Mr. Nicoletti has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Nicoletti entered into a compensation arrangement dated May 12, 2016 (the “Nicoletti Compensation Arrangement”). Pursuant to the Nicoletti Compensation Arrangement, Mr. Nicoletti will receive a base salary of $875,000 per year and will participate in the following compensation programs:

(i) the Company’s Management Cash Bonus Plan (the “Bonus Plan”) with a target payout equal to 100% of his base salary. The amount awarded under the Bonus Plan will range between 0% and 200% of the target payout, based on the extent to which applicable performance criteria are met;

(ii) the Company’s Long Term Incentive Plan pursuant to which the Company makes awards of a performance-based restricted stock units (“RSUs”) to executive officers on an annual basis (the value of Mr. Nicoletti’s initial LTIP award will be approximately $3.3 million, or 372% of his annual base salary, and the number of performance-based RSUs to be awarded to Mr. Nicoletti on June 8, 2016 under the 2016 LTIP, 68,068, is based on the closing price of the Company’s stock on May 9, 2016); and

(iii) the Company’s 2008 Deferred Compensation Plan and in other benefit plans provided to Company employees generally, including the Total Retirement Savings Program.

Under the Total Retirement Savings Program, Mr. Nicoletti will receive an annual Company contribution to his 401(k) Savings Plan account equal to 4% of his eligible earnings.

Mr. Nicoletti will also receive a one-time lump sum bonus of $1,900,000 (the “Onboarding Bonus”), payable within 30 days of the commencement of his employment. In the event Mr. Nicoletti voluntarily terminates his employment with the Company within the first 12 months of his employment, he is required to reimburse the Company for 100% of the Onboarding Bonus.

In addition to his 2016 LTIP award, the Organizational Development & Compensation Committee of the Company’s Board of Directors (the “Committee”) approved an award of 62,735 performance-based RSUs to Mr. Nicoletti (the “Nicoletti Integration Award”). The award will be made on June 8, 2016 and will vest ratably in one-half increments on the first and second anniversaries of the award date if he remains in continuous employment with the Company, and the Company achieves at least $100 million of aggregate cost/expense reductions resulting from

Project Renewal and the integration of Jarden Corporation operations and personnel into the Company during the period commencing April 16, 2016 and concluding April 30, 2017.

In the event that Mr. Nicoletti is terminated for any reason other than good cause (as defined in the Nicoletti Compensation Arrangement), Mr. Nicoletti will be entitled to: (i) receive severance pay of 52 weeks of weekly base compensation (subject to applicable limits in the Company’s Severance Plan for Executives in Bands 10 and above (the “Severance Plan”)) payable in a lump sum no later than 60 days after termination; (ii) receive other benefits in the Severance Plan that run concurrently with the severance pay such as a COBRA subsidy and outplacement services; (iii) receive his management cash bonus prorated by a fraction, the numerator of which is the number of days in the fiscal year in which the date of termination occurs through the date of termination and the denominator of which is 365, paid out subject to the satisfaction of applicable performance criteria at the same time as management bonuses are paid to employees generally, but no later than March 15th of the following year; (iv) retain a pro-rated portion of his unvested stock options or restricted stock units, which shall continue to vest according to their original respective vesting dates; and (v) receive any unvested portion of the Nicoletti Integration Award, which shall vest upon satisfaction of the performance criteria applicable to the award. In order to receive the benefits set forth above, Mr. Nicoletti will be required to sign a separation and release of claims agreement that contains confidentiality, non-solicitation and non-competition obligations. In the event of Mr. Nicoletti’s termination following a Change-in-Control (as such term is defined in his Employment Security Agreement described below), he will not receive benefits under the Nicoletti Compensation Arrangement, and severance benefits will be determined in accordance with his Employment Security Agreement. However, he may elect to waive his right to receive benefits under his Employment Security Agreement and elect to receive benefits under the Nicoletti Compensation Arrangement.

The Company will also enter into an employment security agreement (the “ESA”) with Mr. Nicoletti, the form of which is set forth as Exhibit 10.39 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and incorporated herein by reference.

The ESA provides for the continuation of Mr. Nicoletti’s salary, bonus and certain employee benefits for a severance period of 24 months upon an involuntary termination of employment without “good cause,” or a voluntary termination of employment for “good reason,” occurring within 24 months after a “change in control” of the Company. Within 30 days after any such termination, Mr. Nicoletti will receive a lump sum severance payment equal to: (i) two times the sum of (A) the his annual base salary, determined as of the date of the change in control or, if higher, the date of employment termination and (B) his target bonus on the date of the change in control or, if higher, the date of termination, and assuming the attainment of performance goals at the 100% level, plus (ii) his target bonus multiplied by a fraction, the numerator of which is the number of days in the fiscal year in which the date of termination occurs through the date of termination and the denominator of which is 365.

Following such a termination of employment: (i) he will receive all benefits accrued under the Company’s incentive and retirement plans, 2008 Deferred Compensation Plan and 401(k) Plan, (ii) all Company stock options held by Mr. Nicoletti will become immediately exercisable and remain exercisable for a period of three years thereafter or, if shorter, the remaining term of the options, all restrictions on Company restricted stock and restricted stock units held by him will lapse, and all performance goals on Company performance awards to him will be deemed satisfied at the target level; (iii) Mr. Nicoletti and his spouse and eligible dependents will continue to be covered by all welfare plans of the Company during the severance period, until he is eligible for coverage under similar plans from a new employer (with coverage provided under a group health plan to be provided under COBRA with Mr. Nicoletti responsible for that portion of COBRA premiums that would have been paid by him for coverage if he were an active employee), and (iv) he will be eligible for six months of outplacement services.

The ESA does not provide for a gross-up payment to Mr. Nicoletti to cover any excise and related income tax liability under Section 4999 of the Internal Revenue Code as a result of any change in control payment or benefit arising under the ESA. Rather, payments and benefits payable to him would be reduced to the extent necessary so that no excise tax would be imposed if doing so would result in the executive retaining a larger after-tax amount, taking into account the income, excise and other taxes imposed on the payments and benefits. If Mr. Nicoletti dies during the severance period, all amounts payable during the remainder of the severance period will be paid to his surviving spouse, and such spouse and his eligible dependents will continue to be covered under all applicable welfare plans for the remainder of the severance period.

The ESA contains restrictive covenants which prohibit him from (i) associating with a business that is competitive with any line of business of the Company for which he provided services, without the Company’s consent and (ii) soliciting the Company’s agents and employees. These restrictive covenants remain in effect for a period of 24 months following any termination of employment.

On May 10, 2016, the Company and John K. Stipancich, the Company’s Executive Vice President and Chief Financial Officer, agreed that he would no longer serve as the Company’s Chief Executive Officer after May 27, 2016 and will depart from the Company effective September 15, 2016 (the “Separation Date”). Until the Separation Date, Mr. Stipancich will assist with the transition of his work duties to his successor. In connection with his departure, the Company and Mr. Stipancich entered into a separation agreement and general release dated May 12, 2016 (the “Separation Agreement”) pursuant to which he agreed to a customary release and restrictive covenants. This Separation Agreement entitles Mr. Stipancich to: (1) a lump sum severance payment of $618,000 payable no later than 30 days after the Separation Date; (2) his pro-rated annual cash incentive award under the 2016 Management Bonus Plan assuming performance at target level, or $372,087, payable no later than 30 days after the Separation Date; (3) continued vesting of restricted stock unit grants that would have otherwise vested within two years after the Separation Date, which will vest on their original vesting dates (subject to the satisfaction of any applicable performance conditions); and (4) certain other benefits, including continued medical coverage for 52 weeks and accrued but unused vacation of $25,606.

Chief Accounting Officer Appointment

On May 11 2016, the Company appointed James L. Cunningham, III as the Company’s Senior Vice President and Chief Accounting Officer (principal accounting officer).  Mr. Cunningham, age 43, previously served as the Senior Vice President and Chief Accounting Officer of Jarden Corporation (“Jarden”) from May 2012 to the present. He had also served as Jarden’s Vice President and Controller from March 2006 to May 2012. Prior to joining Jarden Corporation, he served as Assistant Controller of RR Donnelley and Sons (formerly, Moore Corporation, Limited), from March 2002 to February 2006. From December 2000 to February 2002, Mr. Cunningham served as a financial advisor at Merrill Lynch. From October 1994 to December 2000, Mr. Cunningham was with PricewaterhouseCoopers, LLP where he was an Audit Manager. Mr. Cunningham replaces Scott H. Garber, who had served as the Company’s Corporate Controller and Chief Accounting Officer (principal accounting officer) from June 1, 2015 to the present. Mr. Garber will remain with the Company.

On May 11, 2016, Mr. Cunningham received a 2016 LTIP award of 7,355 time-based RSUs that vest ratably in one-third increments on the first, second and third anniversaries of the award date.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Cunningham and any of the Company’s executive officers or directors or person nominated or chosen to become a director or executive officer. There is no arrangement or understanding between Mr. Cunningham and any other person pursuant to which Mr. Cunningham was appointed as Senior Vice President Chief Accounting Officer and Corporate Controller of the Company. There are no transactions in which Mr. Cunningham has an interest requiring disclosure under Item 404(a) of Regulation S-K.

2016 Long Term Incentive Plan

On May 10, 2016, the Committee approved an amended Long Term Incentive Performance Pay Terms and Conditions under the Company’s shareholder approved 2013 Incentive Plan (as amended, the “LTIP”), pursuant to which the Company makes annual long term incentive awards of restricted stock units (“RSUs”). Under the LTIP, the Committee (or in the case of the Chief Executive Officer, the independent members of the Board of Directors) makes time-based RSU and performance-based RSU awards to key employees, including the executive officers. The value of the LTIP award is based upon a percentage of the executive officer’s salary. Under the LTIP, an executive officer’s LTIP award is comprised 100% of performance-based RSUs or comprised of 30% time-based RSUs and

70% performance-based RSUs, depending on the individual. All RSUs granted to executive officers under the LTIP vest three years from the date of grant. The performance-based RSUs awarded may vest at 0% to 200% depending upon the satisfaction of a Total Shareholder Return performance criteria. A copy of the LTIP is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. In connection with adopting the LTIP, the Committee also adopted an updated form of RSU agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Revised Executive Officer Compensation Arrangements

Michael B. Polk, Chief Executive Officer

On May 11, 2016, Mr. Polk entered into a revised compensation arrangement with the Company pursuant to which the percentage of his salary upon which the value of his 2016 LTIP award is based is 861%. Given Mr. Polk’s current salary of $1,350,000, the value of his 2016 LTIP award is $11,623,500. As described above under “2016 Long Term Incentive Plan”, Mr. Polk’s 2016 LTIP award is comprised 100% of performance-based RSUs. The number of performance-based RSUs awarded to Mr. Polk on May 11, 2016, 263,035, is based on the closing price of the Company’s stock on April 14, 2016, the last trading day prior to the closing of the Company’s acquisition of Jarden Corporation, or $44.19.

In addition, Mr. Polk currently participates in the Bonus Plan with a target payout equal to 150% of his base salary. The amount awarded under the Bonus Plan will range between 0% and 200% of the target payout, based on the extent to which applicable performance criteria are met.

Mark S. Tarchetti, President

On May 12, 2016, Mr. Tarchetti entered into a revised compensation arrangement with the Company (the “Tarchetti Compensation Arrangement”) pursuant to which he will receive an annual salary of $1,000,000, retroactive to April 15, 2016. In addition, the percentage of his salary upon which the value of his 2016 LTIP award is based will be 700%, or $7,000,000. As described above under “2016 Long Term Incentive Plan”, Mr. Tarchetti’s 2016 LTIP award is comprised 100% of performance-based RSUs. The number of performance-based RSUs awarded to Mr. Tarchetti on May 11, 2016, 158,407, is based on the closing price of the Company’s stock on April 14, 2016, the last trading day prior to the closing of the Company’s acquisition of Jarden Corporation, or $44.19.

In addition to his 2016 LTIP award, on May 10, 2016, the Committee approved an award of 124,463 performance-based RSUs to Mr. Tarchetti (the “Tarchetti Integration Award”). The award will vest ratably in one-third increments on the first, second and third anniversaries of the award date if he remains in continuous employment with the Company, and the Company achieves at least $100 million of aggregate cost/expense reductions resulting from Project Renewal and the integration of Jarden Corporation operations and personnel into the Company during the period commencing April 16, 2016 and concluding April 30, 2017.

Mr. Tarchetti participates in the Bonus Plan with a target payout equal to 100% of his base salary. The amount awarded under the Bonus Plan will range between 0% and 200% of the target payout, based on the extent to which applicable performance criteria are met.

In the event that Mr. Tarchetti is terminated for any reason other than good cause (as such term is defined in the Tarchetti Compensation Arrangement), Mr. Tarchetti will: (i) receive severance pay of 52 weeks of weekly base compensation (subject to applicable limits in the Severance Plan) payable in a lump sum no later than 60 days after termination; (ii) receive other benefits in the Severance Plan that run concurrently with the severance pay such as a COBRA subsidy and outplacement services; (iii) receive his management cash bonus prorated by a fraction, the numerator of which is the number of days in the fiscal year in which the date of termination occurs through the date of termination and the denominator of which is 365, paid out subject to the satisfaction of applicable performance criteria at the same time as management bonuses are paid to employees generally, but no later than March 15th of the following year; (iv) retain a pro-rated portion of his unvested stock options or restricted stock units, which shall continue to vest according to their original respective vesting dates; and (v) receive any unvested portion of the

Tarchetti Integration Award, which shall vest upon satisfaction of the performance criteria applicable to the award. In order to receive the benefits set forth above, Mr. Tarchetti will be required to sign a separation and release of claims agreement that contains confidentiality, non-solicitation and non-competition obligations. In the event of Mr. Tarchetti’s termination following a Change-in-Control (as such term is defined in his Employment Security Agreement), he will not receive benefits under the Tarchetti Compensation Arrangement, and severance benefits will be determined in accordance with his Employment Security Agreement. However, he may waive his right to receive benefits under his Employment Security Agreement and elect to receive benefits under the Tarchetti Compensation Arrangement.

William A. Burke III, President, Jarden Group

On May 12, 2016, Mr. Burke entered into a revised compensation arrangement with the Company (the “Burke Compensation Arrangement”) pursuant to which he will receive an annual salary of $850,000, retroactive to April 15, 2016. In addition, the percentage of his salary upon which the value of his 2016 LTIP award is based will be 390%, or $3,315,000. As described above under “2016 Long Term Incentive Plan”, Mr. Burke’s 2016 LTIP award is comprised 100% of performance-based RSUs. The number of performance-based RSUs awarded to Mr. Burke on May 11, 2016, 75,017, is based on the closing price of the Company’s stock on April 14, 2016, or $44.19.

Mr. Burke participates in the Bonus Plan with a target payout equal to 100% of his base salary. The amount awarded under the Bonus Plan will range between 0% and 200% of the target payout, based on the extent to which applicable performance criteria are met.

In the event that Mr. Burke is terminated for any reason other than good cause (as such term is defined in the Burke Compensation Arrangement), Mr. Burke will: (i) receive severance pay of 52 weeks of weekly base compensation (subject to applicable limits in the Severance Plan) payable in a lump sum no later than 60 days after termination; (ii) receive other benefits in the Severance Plan that run concurrently with the severance pay such as a COBRA subsidy and outplacement services; (iii) receive his management cash bonus prorated by a fraction, the numerator of which is the number of days in the fiscal year in which the date of termination occurs through the date of termination and the denominator of which is 365, paid out subject to the satisfaction of applicable performance criteria at the same time as management bonuses are paid to employees generally, but no later than March 15th of the following year; and (iv) retain a pro-rated portion of his unvested stock options or restricted stock units, which shall continue to vest according to their original respective vesting dates. However, if Mr. Burke is terminated without cause prior to April 15, 2019, or retires on April 15, 2019, then he will retain all of his stock options and restricted stock units that will vest within the 36 month period following such termination, all of which shall continue to vest pursuant to their original vesting schedule. In order to receive the benefits set forth above, Mr. Burke will be required to sign a reasonable separation and release of claims agreement that contains confidentiality, non-solicitation and non-competition obligations. In the event of Mr. Burke’s termination following a Change-in-Control (as such term is defined in his Employment Security Agreement), he will not receive benefits under the Burke Compensation Arrangement, and severance benefits will be determined in accordance with his Employment Security Agreement. However, he may waive his right to receive benefits under his Employment Security Agreement and elect to receive benefits under the Burke Compensation Arrangement.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Long Term Incentive Performance Pay Terms and Conditions under the Company’s 2013 Incentive Plan, as amended May 10, 2016
10.2	Form of Restricted Stock Unit Agreement under the 2013 Incentive Plan for Employees, as amended May 10, 2016
99.1	Press Release of Newell Brands Inc., dated May 13, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2016
NEWELL BRANDS INC.

	By:	/s/ Bradford R. Turner
Bradford R. Turner
Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Long Term Incentive Performance Pay Terms and Conditions under the Company’s 2013 Incentive Plan, as amended May 10, 2016
10.2	Form of Restricted Stock Unit Agreement under the 2013 Incentive Plan for Employees, as amended May 10, 2016
99.1	Press Release of Newell Brands Inc., dated May 13, 2016